Exhibit 23
                         Consent of Independent Auditors


      We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-46291) pertaining to the 1998 Stock Option Plan; Registration Statement (Form S-8, No. 33-56504) pertaining to the 1992 Stock Option Plan and the 1992 Non-Employee Director Stock Option Plan; Registration Statement (Form S-8, No. 33-63600) pertaining to the 1993 Company Stock Purchase Plan; Registration Statement (Form S-8, No. 333-18995) pertaining to the 1992 Non-Employee Director Stock Option Plan; Registration Statement (Form S-8, No. 33-84136) pertaining to the 1992 Stock Option Plan; and Registration Statement (Form S-3, No. 33-92016) of The DeWolfe Companies, Inc. of our report dated January 29, 1999, with respect to the consolidated financial statements and schedule of The DeWolfe Companies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.


Boston, Massachusetts                                  /s/ Ernst & Young LLP
March 26, 1999